                                                               Exhibit 99(a)(ii)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 11-K



                         ------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                    For the Fiscal Year Ended January 3, 1999


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

                         ------------------------------


                                JOHNSON & JOHNSON
                             RETIREMENT SAVINGS PLAN

                            (Full title of the Plan)


                                JOHNSON & JOHNSON
                           ONE JOHNSON & JOHNSON PLAZA
                         NEW BRUNSWICK, NEW JERSEY 08933


           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:
              Statements of Net Assets Available for Benefits, with Fund Information as of December 31, 1998 and 1997

              Statements of Changes in Net Assets Available for Benefits, with Fund Information for the years ended December 31, 1998 and 1997

         Notes to Financial Statements

         Supplemental Schedules:
              Item 27a - Schedule of Assets Held For Investment
              Purposes at December 31, 1998

              Item 27d - Schedule of Reportable Transactions for the year ended December 31, 1998

              Item 27e - Schedule of Non-Exempt Transactions for the year ended December 31, 1998

Consent of PricewaterhouseCoopers LLP, dated June 24, 1999

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN



                                       By:  /s/ R.J. Darretta
                                           -------------------------------
                                           R. J. Darretta
                                           Chairman, Pension Committee
June 25, 1999

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                               ------------------






                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES


                          AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 1998 AND 1997

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                      INDEX


         Report of Independent Accountants                                                       2

         Financial Statements:
              Statements of Net Assets Available for Benefits, with
              Fund Information as of December 31, 1998 and 1997                                  3

              Statements of Changes in Net Assets Available for
              Benefits, with Fund Information for the years ended
              December 31, 1998 and 1997                                                         4

         Notes to Financial Statements                                                           5-10

         Supplemental Schedules:
              Item 27a - Schedule of Assets Held For Investment Purposes
              at December 31, 1998                                                               11

              Item 27d - Schedule of Reportable Transactions for
              the year ended December 31, 1998                                                   12

              Item 27e - Schedule of Non-Exempt Transactions for
              the year ended December 31, 1998                                                   13

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension and Benefits Committees of
Johnson & Johnson

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Johnson & Johnson Retirement Savings Plan (the "Plan") as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes, schedule of reportable transactions, and schedule of non-exempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Florham Park, New Jersey                             PricewaterhouseCoopers LLP
June 11, 1999

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS with FUND INFORMATION as of December 31, 1998 and 1997


                                                                       PARTICIPANT DIRECTED
                                                  -----------------------------------------------------------
                                                                           1998
                                                  -----------------------------------------------------------
                                                     Short-Term
                                                     Investment         J&J                       Total
                                                       Fund         Stock Fund   Equity Fund   Savings Plan
                                                       ----         ----------   -----------   ------------
ASSETS:

Investments at Fair Value (Notes 2 and 5)          $ 4,391,628    $ 66,829,069   $ 4,630,626   $ 75,851,323

                                                   -----------    ------------   -----------   ------------
     Total Assets                                    4,391,628      66,829,069     4,630,626     75,851,323
                                                   -----------    ------------   -----------   ------------

LIABILITIES:

Accrued Expenses                                         3,467          51,607         3,542         58,616

Net Assets Available for Benefits                  $ 4,388,161    $ 66,777,462   $ 4,627,084   $ 75,792,707
                                                   ============   =============  ============  =============

                                                                      PARTICIPANT DIRECTED
                                                  ---------------------------------------------------------
                                                                          1997
                                                  ---------------------------------------------------------
                                                    Short-Term
                                                    Investment       J&J                        Total
                                                       Fund       Stock Fund    Equity Fund  Savings Plan
                                                       ----       ----------    -----------  ------------
ASSETS:

Investments at Fair Value (Notes 2 and 5)           $ 4,471,863  $ 50,761,081   $ 3,768,354  $ 59,001,298

                                                    -----------  ------------   -----------  ------------
     Total Assets                                     4,471,863    50,761,081     3,768,354    59,001,298
                                                    -----------  ------------   -----------  ------------

LIABILITIES:

Accrued Expenses                                          2,860        32,601         2,389        37,850

Net Assets Available for Benefits                   $ 4,469,003  $ 50,728,480   $ 3,765,965  $ 58,963,448
                                                    ============ =============  ============ ============


                        See Notes to Financial Statements

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                             with FUND INFORMATION
                 For The Years Ended December 31, 1998 and 1997


                                                                     PARTICIPANT DIRECTED
                                             ------------------------------------------------------------------
                                                                           1998
                                             ------------------------------------------------------------------
                                                  Short-Term
                                                  Investment         J&J                               Total
                                                   Fund              Stock Fund    Equity Fund      Savings Plan
                                                   ----              ----------    -----------      ------------

Employee Contributions (Note 3)                  $   790,528         $5,431,705    $   715,315    $  6,937,548

Employer Contributions (Note 3)                       13,644          2,982,748            890       2,997,282

Interest                                             233,744             15,534                        249,278

Dividend                                                               758,206        468,148       1,226,354
                                                 ----------        -----------     ----------     -----------
                                                   1,037,916          9,188,193      1,184,353      11,410,462

Additions to (Deductions From) Net Assets:

Payments to Participants (Note 4)                  (610,755)        (7,562,632)      (524,901)     (8,698,288)

Change in Unrealized Net
Appreciation of Investments                                           8,843,308        176,584       9,019,892


Realized Net Gain on Sale of Investments                              5,179,819        207,209       5,387,028

Realized Net Gain on Stock Distributed

Administrative Expenses                             (19,003)          (253,106)       (17,726)       (289,835)

Assets Transferred (Note 2)                        (489,000)           653,400       (164,400)
                                                 ----------        -----------     ----------     -----------

Net Increase (Decrease)                             (80,842)         16,048,982        861,119      16,829,259

Net Assets Available for Benefits,
Beginning of Year                                 4,469,003         50,728,480      3,765,965      58,963,448
                                                 ----------        -----------     ----------     -----------

Net Assets Available for Benefits,
End of Year                                      $4,388,161        $66,777,462     $4,627,084     $75,792,707
                                                 ==========        ===========     ==========     ===========

                                                                   PARTICIPANT DIRECTED
                                             -----------------------------------------------------------------
                                                                          1997
                                             -----------------------------------------------------------------
                                                  Short-Term
                                                  Investment         J&J                            Total
                                                     Fund         Stock Fund          Equity    Savings Plan
                                                     ----         ----------          ------    ------------
                                                                                       Fund
Employee Contributions (Note 3)                  $   898,413      $  4,757,028    $   663,842    $  6,319,283

Employer Contributions (Note 3)                       17,940         2,829,851          1,425       2,849,216

Interest                                             236,568             7,124                        243,692

Dividend                                                              638,704        376,308       1,015,012
                                                 ----------       -----------     ----------     -----------
                                                   1,152,921         8,232,707      1,041,575      10,427,203

Additions to (Deductions From) Net Assets:

Payments to Participants (Note 4)                  (568,339)       (6,043,143)      (605,008)     (7,216,490)

Change in Unrealized Net
Appreciation of Investments                                          9,730,269        324,143      10,054,412


Realized Net Gain on Sale of Investments                             2,249,648        192,286       2,441,934

Realized Net Gain on Stock Distributed                                  22,936                         22,936

Administrative Expenses                             (21,290)         (212,210)       (16,222)       (249,722)

Assets Transferred (Note 2)                        (501,000)          624,600       (123,600)
                                                 ----------       -----------     ----------     -----------

Net Increase (Decrease)                               62,292        14,604,807        813,174      15,480,273

Net Assets Available for Benefits,
Beginning of Year                                 4,406,711        36,123,673      2,952,791      43,483,175
                                                 ----------       -----------     ----------     -----------

Net Assets Available for Benefits,
End of Year                                      $4,469,003       $50,728,480     $3,765,965     $58,963,448
                                                 ==========       ===========     ==========     ===========


                        See Notes to Financial Statements

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS

         1.       Organization:

                  The Johnson & Johnson Retirement Savings Plan (the "Plan" - a defined contribution plan) was established on March 1, 1990 for eligible employees of certain subsidiaries of Johnson & Johnson (the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

         2.       Summary of Significant Accounting Policies:

                  Valuation of Investments:

                  Equity investments in the Johnson & Johnson Stock Fund, administered by the Banco Popular de Puerto Rico, are valued at the closing market price on the last business day of the year. Equity investments in the Equity Fund, managed by the Capital Research and Management Company, represent shares of a registered investment company and are valued at quoted market price which represents the net asset value of shares held by the Plan at year-end.

                  The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during which the contribution is made. Units in the Equity Fund are purchased throughout the month at the prevailing quoted market price on those dates.

                  Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

                  Temporary cash investments are stated at redemption value which approximates fair value.

                  Transfers:

                  Transfers among funds, which are made at the participant's election, have been presented as assets transferred.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

         2.       Summary of Significant Accounting Policies, (continued)

                  Use of Estimates:

                  The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                  Risks and Uncertainties:

                  The Plan provides for various participant investment options in funds which can invest in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

                  Other:

                  Interest and dividend income are recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

                  All third party administrative expenses are paid by the Plan, except costs of entering new investment vehicles which are paid primarily by Johnson & Johnson.

         3.       Contributions:

                  Participating employees may contribute a minimum of 3% up to a maximum of 6% pre-tax and/or 1% to 10% post-tax of their base salary. Pre-tax contributions may not exceed $8,000 in 1998 and $7,500 in 1997 under Puerto Rico law. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 66-2/3% of the employee's pre-tax contributions for the Plan year.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued


         3.       Contributions, (continued)

                  Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the three investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

                  The number of participants invested in each fund at December 31, 1998 and 1997 was:

                                                                 1998              1997
                                                                 ----              ----
                  Johnson & Johnson Stock Fund                   3,295             3,142
                  Equity Fund                                    1,115             1,119
                  Short-Term Investments Fund                    1,285             1,422

                  Participants may elect to invest in more than one fund and can change their investment direction twice a year. A total of 3,316 and 3,340 active and former employees had investments in the Plan for 1998 and 1997, respectively.

         4.       Participant Accounts and Benefits:

                  All participants are fully vested in their contributions and the Company match. The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance. Allocations are based on participant's earnings or account balance, as defined.

                  Participants are allowed to withdraw their after-tax contributions and earnings thereon, at any time. Participants may withdraw before-tax contributions only upon meeting certain hardship conditions.

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued


         5. Investments held by the Plan as of December 31, 1998 and 1997 are summarized as follows:


                                                                                1998
                                       -----------------------------------------------------------------------------------------

                                               Short-Term                Johnson & Johnson
                                             Investment Fund                Stock Fund                         Equity Fund
                                       -------------------------      ---------------------------       ------------------------
                                       Fair Value        Cost         Fair Value        Cost            Fair Value       Cost
                                       ----------        ----         ----------        ----            ----------       ----
       Common Stocks:
              Johnson & Johnson                                        $65,972,049    $29,114,361
              Mutual Funds                                                                               $4,630,626   $3,609,938

       Temporary Cash
              Investments              $4,391,628     $4,391,628           857,020        857,020
                                       ----------     ----------       -----------    -----------        ----------   ----------
                                       $4,391,628     $4,391,628       $66,829,069    $29,971,381        $4,630,626   $3,609,938
                                       ==========     ==========       ===========    ===========        ==========   ==========

                                                    Total
                                         ---------------------------
                                         Fair Value         Cost
                                         ----------         ----
       Common Stocks:
              Johnson & Johnson          $65,972,049     $29,114,361
              Mutual Funds                 4,630,626       3,609,938

       Temporary Cash
              Investments                  5,248,648       5,248,648
                                         -----------     -----------
                                         $75,851,323     $37,972,947
                                         ===========     ===========

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued


         5.       Investments, (continued):


                                                                                 1997
                                       ------------------------------------------------------------------------------------------
                                               Short-Term                Johnson & Johnson
                                            Investment Fund                 Stock Fund                        Equity Fund
                                       -------------------------      ---------------------------       -----------------------
                                       Fair Value        Cost         Fair Value        Cost            Fair Value       Cost
                                       ----------        ----         ----------        ----            ----------       ----
       Common Stocks:
              Johnson & Johnson                                        $50,432,978    $26,170,766
              Mutual Funds                                                                               $3,768,354   $2,924,250

       Temporary Cash
              Investments              $4,471,863     $4,471,863           328,103        328,103
                                       ----------     ----------       -----------    -----------        ----------   ----------
                                       $4,471,863     $4,471,863       $50,761,081    $26,498,869        $3,768,354   $2,924,250
                                       ==========     ==========       ===========    ===========        ==========   ==========

                                               Total
                                     ---------------------------
                                     Fair Value         Cost
                                     ----------         ----
       Common Stocks:
              Johnson & Johnson      $50,432,978     $26,170,766
              Mutual Funds             3,768,354       2,924,250

       Temporary Cash
              Investments              4,799,966       4,799,966
                                     -----------     -----------
                                     $59,001,298     $33,894,982
                                     ===========     ===========


       Realized gains on investments sold and distributed during the years ended December 31, 1998 and 1997 are summarized as follows:

                                         J&J Stock Fund                                       Equity Fund
                            -----------------------------------------          --------------------------------------
                            Book Value      Proceeds        Gain               Book Value        Proceeds    Gain
                            ----------      --------        ----               ----------        --------    ----
              1998          $3,228,341     $8,408,160      $5,179,819            $613,199        $820,410    $207,209
              1997           4,183,618      6,456,202       2,272,584             490,614         682,900     192,286

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

6.     Tax Status:

       The Plan constitutes a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended, (the "ITA"), and the Plan and related Trust accounts are exempt from Puerto Rico income taxes under
       Section 165(a) and 165(e) of the ITA.

       The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.     Termination Priorities:

       The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.     Reconciliation of Financial Statements to Form 5500:

       The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                                    December 31,
                                                                             1998                   1997
                                                                             ----                   ----
           Net Assets Available for Benefits
             Per the Financial Statements                                  $75,792,707       $58,963,448
           Amounts Allocated to Withdrawing Participants                      (542,913)         (571,341)
                                                                           -----------       -----------
           Net Assets Available for Benefits Per the Form 5500             $75,249,794       $58,392,107
                                                                           ===========       ===========

                                                                                                  Years Ended
                                                                                                  December 31,
                                                                                               1998         1997
                                                                                               ----         ----
           Benefits Paid to Participants Per the Financial Statements                    $8,698,288        $7,216,490
           Add:    Amounts Allocated to Withdrawing Participants at
                   December 31, 1998 and 1997                                               542,913           571,341
           Less:   Amounts Allocated to Withdrawing Participants
                   at December 31, 1997 and 1996                                           (571,341)         (267,610)
                                                                                         ----------        ----------
           Benefits Paid to Participants Per the Form 5500                               $8,669,860        $7,520,221
                                                                                         ==========        ==========

Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1998 and 1997 but not yet paid as of that date.

                                                           Supplemental Schedule

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1998


FACE AMOUNT
    OR SHARES          ISSUES                                                  COST                 FAIR VALUE
    ---------          ------                                                  ----                 ----------
                                 J&J STOCK FUND

                      Common Stock

786,552 shs           Johnson & Johnson                                    $29,114,361            $65,972,049

                      Temporary Investments

$857,020              U.S. Treasury Obligations                                857,020                857,020
                                                                           -----------             -----------

                      Total J&J Stock Fund                                 $29,971,381             $66,829,069
                                                                           ===========             ===========


                           SHORT-TERM INVESTMENT FUND

                      Money Market funds
                      Vanguard Money Market
                      Reserves Prime
$4,391,628            Portfolio                                              $4,391,628             $4,391,628
                                                                             ----------             ----------

                                   EQUITY FUND

                      Mutual Funds

149,038.629 shs.      Investment Company of America                           $3,609,938            $4,630,626
                                                                              ==========            ==========

                                                           Supplemental Schedule


                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                             DISPOSED                       ACQUIRED
                             ---------------------------------------  ------------------------
SECURITY/PARTY                                                GAIN/
DESCRIPTION                   SALES     COSTS     PROCEEDS   (LOSS)   PURCHASES        COSTS
                              -----     -----     --------    ----    ---------        -----
                            (# of Transactions)                       (# of Transactions)


SERIES OF TRANSACTIONS:

Johnson & Johnson
Common Stock                    1     $83,565    $166,510    $82,945    46            $1,682,450

The Vanguard Group             23    $892,847    $892,847               56            $1,015,153

                                                           Supplemental Schedule

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                 ITEM 27e - SCHEDULE OF NON-EXEMPT TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                  PURCHASES                                      SALES
                                  --------------------------------------            ---------------------------
NAME                              AFFILIATION                   COST                SALES PRICE            GAIN
----                              -----------                   ----                -----------            ----

Johnson & Johnson
Common Stock                   Plan Administrator            $1,682,450                 $ -                $ -

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-32875) of Johnson & Johnson of our report dated June 11, 1999 relating to the financial statements and financial statement schedules of the Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.



Florham Park, New Jersey                            PricewaterhouseCoopers LLP
June 24, 1999